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                                                                     EXHIBIT 4.1


                          ON SEMICONDUCTOR CORPORATION
                   (FORMERLY KNOWN AS SCG HOLDING CORPORATION)

                            2000 STOCK INCENTIVE PLAN
           (AS ADOPTED BY THE BOARD OF DIRECTORS ON FEBRUARY 17, 2000;
                      AMENDED AND RESTATED APRIL 21, 2000;
                       AMENDED AND RESTATED MAY 18, 2001;
                       AMENDED AND RESTATED MAY 23, 2001)


                                    ARTICLE 1
                                     PURPOSE

      1.1 GENERAL. The purpose of the SCG Holding Corporation 2000 Stock Incentive Plan (the "Plan") is to promote the success and enhance the value of SCG Holding Corporation (the "Company") by linking the personal interests of its members of the Board, employees, officers, and executives of, and consultants and advisors to, the Company to those of Company stockholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to shareholders of the Company. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, employees, officers, and executives of, and consultants and advisors to, the Company upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.


                                    ARTICLE 2
                                 EFFECTIVE DATE

      2.1 EFFECTIVE DATE. The Plan is effective as of the date the Plan is approved by the Board (the "Effective Date"). Within 12 months of the Effective Date, the Plan must be approved by the Company's shareholders. The Plan will be deemed to be approved by the shareholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company's Bylaws or by written consent of a majority of the Company's shareholders in lieu of a meeting. Any awards granted under the Plan prior to shareholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before the Plan is approved by the shareholders as provided above. If the shareholders fail to approve the Plan, any Award previously made shall be automatically canceled without any further act.


                                    ARTICLE 3
                          DEFINITIONS AND CONSTRUCTION

      3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:



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            (a)   "Award" means any Option, Stock Appreciation Right, Restricted
Stock Award, Performance Share Award, Performance-Based Award, or Take Ownership Grant granted to a Participant under the Plan.

            (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

            (c)   "Board" means the Board of Directors of the Company.

            (d) "Cause" means (except as otherwise provided in an Award Agreement) if the Committee, in its reasonable and good faith discretion, determines that the Participant (i) fails to substantially perform his duties (other than as a result of Disability), after the Board or the executive to which the Participant reports delivers to the Participant a written demand for substantial performance that specifically identifies the manner in which the Participant has not substantially performed his duties; (ii) engages in willful misconduct or gross negligence that is materially injurious to the Company or a Subsidiary; (iii) breaches his duty of loyalty to the Company or a Subsidiary;
(iv) unauthorized removal from the premises of the Company or a Subsidiary of a document (of any media or form) relating to the Company or a Subsidiary or the customers of the Company or a Subsidiary; or (v) has committed a felony or a serious crime involving moral turpitude. Any rights the Company or any of its Subsidiaries may have hereunder in respect of the events giving rise to Cause shall be in addition to the rights the Company or any of its Subsidiaries may have under any other agreement with the Participant or at law or in equity. If, subsequent to a Participant's termination of employment or services, it is discovered that such Participant's employment or services could have been terminated for Cause, the Participant's employment or services shall, at the election of the Board, in its sole discretion, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

            (e) "Change of Control" shall mean the occurrence of any of the following events: (i) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the Operating Subsidiary to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any affiliates thereof other than TPG Semiconductor Holdings LLC, TPG Partners II, L.P., or any of their affiliates (hereafter collectively referred to as "TPG"); (ii) the approval by the holders of Stock and the consummation of any plan or proposal for the liquidation or dissolution of the Company; (iii) (A) any Person or Group (other than TPG) shall become the beneficial owner, directly or indirectly, of shares representing more than 25% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors (the "Voting Stock") of the Company and such Person or Group has the power and authority to vote such shares and (B) TPG beneficially owns (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company than such other Person or Group; (iv) the actual replacement of a majority of the Board over a two-year period from the individual directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved or who were nominated by, or designees of, TPG; (v) any Person or


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Group other than TPG shall have acquired shares of Voting Stock of the Company such that such Person or Group has the power and authority to elect a majority of the members of the Board of Directors of the Company; or (vi) the consummation of a merger or consolidation of the Company with another entity in which holders of the Stock immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction. Notwithstanding the foregoing, in no event shall a Change of Control be deemed to have occurred as a result of an initial public offering of the Stock.

            (f)   "Code" means the Internal Revenue Code of 1986, as amended.

            (g)   "Committee" means the committee of the Board described in
Article 4.

            (h) "Covered Employee" means an Employee who is a "covered employee" within the meaning of Section 162(m) of the Code.

            (i) "Disability" shall mean (unless otherwise defined in an employment agreement between the Company or any of its Subsidiaries and the Participant or in the Participant's Award Agreement) any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which in the judgment of the Committee is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

            (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (k) "Fair Market Value" means, as of any given date, the fair market value of Stock on a particular date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date shall be the closing price for the Stock as reported on the NASDAQ National Market System (or on any national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

            (l) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

            (m) "Non-Employee Director" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

            (n) "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

            (o) "Operating Subsidiary" means Semiconductor Components Industries, LLC.



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            (p)   "Option" means a right granted to a Participant under Article
7 or Article 12 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

            (q) "Participant" means a person who, as a member of the Board, employee, officer, or executive of, or consultant or advisor providing services to, the Company or any Subsidiary, has been granted an Award under the Plan.

            (r) "Performance-Based Awards" means the Performance Share Awards and Restricted Stock Awards granted to selected Covered Employees pursuant to Articles 9 and 10, but which are subject to the terms and conditions set forth in Article 11. All Performance-Based Awards are intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

            (s) "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: pre- or after-tax net earnings, sales growth, operating earnings, operating cash flow, return on net assets, return on stockholders' equity, return on assets, return on capital, Stock price growth, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

            (t) "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

            (u) "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

            (v) "Performance Share" means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.



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            (w)   "Plan" means the SCG Holding Corporation 2000 Stock Incentive
Plan, as amended.

            (x) "Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

            (y) "Stock" means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 14.

            (z) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

            (aa) "Subsidiary" means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

            (bb) "Take Ownership Grant" means the Option granted to each eligible Participant pursuant to Article 12.


                                    ARTICLE 4
                                 ADMINISTRATION

      4.1 COMMITTEE. The Plan shall be administered by the Board or a Committee appointed by, and which serves at the discretion of, the Board. If the Board appoints a Committee, the Committee shall consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an "outside director" under Code Section 162(m) and the regulations issued thereunder. Reference to the Committee shall refer to the Board if the Board does not appoint a Committee.

      4.2 ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

      4.3 AUTHORITY OF COMMITTEE. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

            (a)   Designate Participants to receive Awards;

            (b) Determine the type or types of Awards to be granted to each Participant;



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            (c)   Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

            (d) Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

            (e) Amend, modify, or terminate any outstanding Award, with the Participant's consent unless the Committee has the authority to amend, modify, or terminate an Award without the Participant's consent under any other provision of the Plan.

            (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

            (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

            (h) Decide all other matters that must be determined in connection with an Award;

            (i) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

            (j) Interpret the terms of, and any matter arising under, the Plan or any Award Agreement;

            (k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

      4.4 DECISIONS BINDING. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.


                                    ARTICLE 5
                           SHARES SUBJECT TO THE PLAN

      5.1 NUMBER OF SHARES. Subject to adjustment as provided in section 14.1, the aggregate number of shares of Stock reserved and available for grant shall be 13,000,000, plus an additional number of shares of Stock equal to: (i) three and one-half percent (3.5%) of the total outstanding shares of Stock effective as of January 1, 2002; and (ii) by four percent (4.0%) of the total outstanding shares of Stock effective as of January 1, 2003. In determining these increases of shares reserved for issuance under the Plan, relevant calculations shall be made on a non-diluted basis, i.e., excluding all shares previously reserved for issuance under the Plan and any


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other equity incentive plan of the Company. Notwithstanding the foregoing, the total number of shares available for grant under the Plan as Incentive Stock Options shall be 10,000,000.

      5.2 LAPSED AWARDS. To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan.

      5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

      5.4 LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in
Section 14.1, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during the Company's fiscal year shall be 1,000,000.


                                    ARTICLE 6
                          ELIGIBILITY AND PARTICIPATION

      6.1   ELIGIBILITY.

            (a) GENERAL. Persons eligible to participate in this Plan include all members of the Board, employees, officers, and executives of, and consultants and advisors to, the Company or a Subsidiary, as determined by the Committee.

            (b) FOREIGN PARTICIPANTS. Subject to the provisions of Article 16 of the Plan, in order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Section 5.1 of the Plan.

      6.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award under this Plan.


                                    ARTICLE 7
                                  STOCK OPTIONS

      7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

            (a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee and set forth in the Award Agreement. It is the


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intention under the Plan that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant; provided, however that the Committee may, in its discretion, grant Options (other than Options that are intended to be Incentive Stock Options or Options that are intended to qualify as performance-based compensation under Code Section 162(m)) with an exercise price of less than Fair Market Value on the date of grant.

            (b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Unless otherwise provided in an Award Agreement, an Option will lapse immediately if a Participant's employment or services are terminated for Cause.

            (c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock (through actual tender or by attestation), or other property (including broker-assisted "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

            (d) EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

      7.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to employees and the terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

            (a) EXERCISE PRICE. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

            (b) EXERCISE. In no event, may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

            (c) LAPSE OF OPTION. An Incentive Stock Option shall lapse under the following circumstances.

                  (1) The Incentive Stock Option shall lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

                  (2) The Incentive Stock Option shall lapse upon termination of employment for Cause or for any other reason, other than the Participant's death or Disability, unless otherwise provided in the Award Agreement.

                  (3) If the Participant terminates employment on account of Disability or death before the Option lapses pursuant to paragraph (1) or
      (2) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (i) the date on which the Option would have lapsed had the Participant not become Disabled or lived


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      and had his employment status (i.e., whether the Participant was employed by the Company on the date of his Disability or death or had previously terminated employment) remained unchanged; or (ii) 12 months after the date of the Participant's termination of employment on account of Disability or death. Upon the Participant's Disability or death, any Incentive Stock Options exercisable at the Participant's Disability or death may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so under the Participant's last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option under the applicable laws of descent and distribution.

            (d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by
Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

            (e) TEN PERCENT OWNERS. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

            (f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

            (g) RIGHT TO EXERCISE. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.


                                    ARTICLE 8
                            STOCK APPRECIATION RIGHTS

      8.1 GRANT OF SARS. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

            (a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

                  (1) The Fair Market Value of a share of Stock on the date of exercise; over

                  (2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the date of grant in the case of any SAR related to any Incentive Stock Option.



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            (b)   OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.


                                    ARTICLE 9
                               PERFORMANCE SHARES

      9.1 GRANT OF PERFORMANCE SHARES. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

      9.2 RIGHT TO PAYMENT. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. Subject to the terms of the Plan, the Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

      9.3 OTHER TERMS. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.


                                   ARTICLE 10
                             RESTRICTED STOCK AWARDS

      10.1 GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

      10.2 ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

      10.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited, provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in


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part in the event of terminations resulting from specified causes, and the
Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

      10.4 CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.


                                   ARTICLE 11
                            PERFORMANCE-BASED AWARDS

      11.1 PURPOSE. The purpose of this Article 11 is to provide the Committee the ability to qualify the Performance Share Awards under Article 9 and the Restricted Stock Awards under Article 10 as "performance-based compensation" under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this
Article 11 shall control over any contrary provision contained in Articles 9 or 10.

      11.2 APPLICABILITY. This Article 11 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The Committee may, in its discretion, grant Restricted Stock Awards or Performance Share Awards to Covered Employees that do not satisfy the requirements of this
Article 11. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

      11.3 DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE AWARDS. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit thereof.

      11.4 PAYMENT OF PERFORMANCE AWARDS. Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company or a Subsidiary on the last day of the Performance Period to be eligible for a Performance Award for such Performance Period. Furthermore, a Participant shall be eligible to receive payment under a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

      11.5 MAXIMUM AWARD PAYABLE. The maximum Performance-Based Award payable to any one Participant under the Plan for a Performance Period is 1,000,000 shares of Stock, or in the event the Performance-Based Award is paid in cash, such maximum Performance-Based Award shall be determined by multiplying 1,000,000 by the Fair Market Value of one share of Stock as of the date of grant of the Performance-Based Award.


                                   ARTICLE 12
                              TAKE OWNERSHIP GRANTS

      12.1 TAKE OWNERSHIP GRANTS. The Take Ownership Grants shall be awarded to Participants selected by the Committee and shall be subject to the following terms and conditions:

            (a) EFFECTIVE DATE OF GRANTS. The effective date of the Take Ownership Grants shall be on the day on which the Company's initial public offering of Stock is consummated; provided, however, that Take Ownership Grants shall not be made to those persons who are not United States residents if the jurisdiction in which any such person resides prohibits such Grants or makes it impractical for the Company to make such Grants.

            (b) EXERCISE PRICE FOR GRANTS. Notwithstanding any other provision hereof, the exercise price per share of Stock under the Take Ownership Grants shall be the price at which the Company's Stock is offered under its initial public offering of Stock ("IPO Price"), provided, however, that, with respect to Participants who do not reside in the United States, if the day on which the Company receives approval by the applicable foreign jurisdiction to offer Stock to Participants residing in that jurisdiction is later than the day on which the Company's initial public offering becomes effective, the exercise price per share of Stock under the Take Ownership Grants shall be the Fair Market Value on the day on which the Company receives approval by the applicable foreign jurisdiction to offer Stock to such Participants.

            (c) AMOUNT OF THE TAKE OWNERSHIP GRANTS. Each Participant selected to receive a Take Ownership Grant shall be entitled to receive an Option to purchase 50 shares of Stock. Such Option shall be designated as a Non-Qualified Stock Option.

            (d) TIME AND CONDITIONS OF EXERCISE. The Take Ownership Grants shall become fully exercisable on the second anniversary of the date of grant.

            (e) PAYMENT. The Committee shall determine the methods by which the exercise price of the Take Ownership Grants may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock (through actual tender or by attestation), or other property (including broker-assisted "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

            (f) EVIDENCE OF GRANT. All Take Ownership Grants shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall provide that upon a Participant's termination of employment or service with the Company or a Subsidiary for any reason, the Participant may, at any time within 90 days after the effective date of the Participant's termination, exercise the Take Ownership Grant to the extent that the Participant was entitled to exercise the Take Ownership Grant at the date of termination, provided that in no event shall the Take Ownership Grant be exercisable after its expiration date, as provided in the Award Agreement. The Award Agreement shall also include such other provisions as determined by the Committee.


                                   ARTICLE 13
                         PROVISIONS APPLICABLE TO AWARDS

      13.1 STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

      13.2 EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

      13.3 TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

      13.4 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, promissory note, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

      13.5 LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution.

      13.6 BENEFICIARIES. Notwithstanding Section 13.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

      13.7 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Awards, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

      13.8 ACCELERATION UPON A CHANGE OF CONTROL. At the time of the grant of an Option, Stock Appreciation Right or other Award or any time thereafter, the Board shall have the authority and discretion, but shall not have any obligation, to provide for the acceleration of the vesting and exercisability of any outstanding Option, Stock Appreciation Right or other Award upon a Change in Control.


                                   ARTICLE 14
                          CHANGES IN CAPITAL STRUCTURE

      14.1  GENERAL.

            (a) SHARES AVAILABLE FOR GRANT. In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Committee may grant Awards shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Stock with respect to which Awards may be granted as the Committee may deem appropriate.

            (b) OUTSTANDING AWARDS - INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION. Subject to any required action by the shareholders of the Company, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.

            (c) OUTSTANDING AWARDS - CERTAIN MERGERS. Subject to any required action by the shareholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

            (d) OUTSTANDING AWARDS - CERTAIN OTHER TRANSACTIONS. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or
(iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

                  (1) cancel, effective immediately prior to the occurrence of such event, each Award outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Stock subject to such Award, respectively, equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Stock as a result of such event over
      (B) the exercise of such Award; or

                  (2) provide for the exchange of each Award outstanding immediately prior to such event (whether or not then exercisable) for an option, a stock appreciation right, restricted stock award, performance share award or performance-based award with respect to, as appropriate, some or all of the property for which such Award is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price or value of the option, stock appreciate right, restricted stock award, performance share award or performance-based award or the number of shares or amount of property subject to the option, stock appreciation right, restricted stock award, performance share award or performance-based award or, if appropriate, provide for a cash payment to the Participant to whom such Award was granted in partial consideration for the exchange of the Award.

            (e) OUTSTANDING AWARDS - OTHER CHANGES. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in Article 14, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

            (f) NO OTHER RIGHTS. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.


                                   ARTICLE 15
                    AMENDMENT, MODIFICATION, AND TERMINATION

      15.1 AMENDMENT, MODIFICATION, AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

      15.2 AWARDS PREVIOUSLY GRANTED. Except as otherwise provided in the Plan, including without limitation, the provisions of Article 14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.


                                   ARTICLE 16
                     PROVISIONS RELATING TO FRENCH EMPLOYEES

      Notwithstanding any other provisions of the Plan to the contrary, the following provisions shall apply to Awards granted to any employee who is a French citizen or who works primarily in France as of the grant date (referred to herein as "French Employee").

      16.1 CONSULTANTS. Notwithstanding anything to the contrary herein, no French Employee who would otherwise be considered a consultant under French law may be granted an Award under the Plan.

      16.2 TERMINATION FOR CAUSE. The last sentence of Section 3.1(d) (definition of Cause) shall not apply to French Employees.

      16.3 TEN PERCENT OWNERS. Notwithstanding Section 6.1(a) above, no Award shall be granted to any French Employee who holds more than ten percent of the Stock on the grant date.

      16.4 EXERCISE PRICE. Notwithstanding Section 7.1(a) above, all Awards granted to French Employees shall be granted at an exercise price per share equal to Fair Market Value per share as of the grant date.

      16.5 TIME LIMITATIONS. No Options shall be granted to any French Employee five years after the later of (a) the date the Company's stockholders initially approved the Plan, or (b) the date the Plan has been subsequently re-authorized, in its original form or as amended from time to time by the Board, by the Company's stockholders.

      16.6 VESTING OF OPTIONS. Notwithstanding Section 7.1(b) above, no portion of any Award granted to a French Employee shall become exercisable before the five-year anniversary of the grant date.

      16.7 EFFECT OF PARTICIPANT'S DEATH. Notwithstanding Section 7.1(b) or any other provision hereof, upon a French Employee's death, the vested portion of such Participant's Award shall remain exercisable for a period of six months after the date of his death and shall be exercisable by his heirs.

      16.8 EXCHANGE OF OPTIONS. Notwithstanding Section 13.2 above, the Company shall not terminate any portion of an Award granted to any French Employee.

      16.9 ADJUSTMENT OF OPTIONS. Notwithstanding Section 14.1 herein, any adjustment made to any Award granted to a French Employee shall comply with applicable French law.


                                   ARTICLE 17
                               GENERAL PROVISIONS

      17.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

      17.2 NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

      17.3 WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With the Committee's consent, a Participant may elect to have the Company withhold from those Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company's applicable federal, state, local and foreign income and employment tax withholding obligations.

      17.4 NO RIGHT TO EMPLOYMENT OR SERVICES. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

      17.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

      17.6 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

      17.7 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

      17.8 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

      17.9 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

      17.10 FRACTIONAL SHARES. No fractional shares of stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

      17.11 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

      17.12 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

      17.13 GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.